Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”), dated as of April 23, 2009, by and among Metalico, Inc., a Delaware corporation with headquarters located at 186 North Avenue East, Cranford, New Jersey 07016 (the "Company”), and        (the “Investor”).

WHEREAS:

A. The Company, the Investor and certain other investors (the “Original Investors”, and collectively with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of April 23, 2008 (the “Securities Purchase Agreement”), pursuant to which the Investors purchased from the Company 7.0% Senior Convertible Notes due 2028 (the "Notes”), which are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

B. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) on the First Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 4(a) and 5(a) below, the Company and the Investor shall exchange (the “First Exchange”) a portion of the aggregate principal amount of the Investor’s Notes, which indicated portion of principal amount is set forth opposite the Investor’s name in column (3) of the Schedule of Investors attached hereto (this principal amount, together with any increase pursuant to Section 1(d) below, the “First Initial Exchanged Note Amount”) for such number of shares of Common Stock as is set forth opposite the Investor’s name in column (4) of the Schedule of Investors attached hereto (this number, as increased pursuant to Section 1(d) below, the “First Initial Exchanged Common Shares” and together with all First True Up Common Shares (as defined below), the “First Exchanged Common Shares”) and (ii) on the Second Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 4(b) and 5(b) below, the Company and the Investor shall exchange (the “Second Exchange” and together with the First Exchange, each an “Exchange”) a portion of the aggregate principal amount of the Investor’s Notes, which indicated portion of principal amount is set forth opposite the Investor’s name in column (3) of the Schedule of Investors attached hereto (this principal amount, together with any increase pursuant to Section 1(d) below, the “Second Initial Exchanged Note Amount” and together with the First Initial Exchanged Note Amount, the “Initial Exchanged Note Amount”) for such number of shares of Common Stock equal to the quotient calculated by dividing (1) 58% of the Second Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the notes) of the Common Stock on each of the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding the Second Closing Date (this number, as increased pursuant to Section 1(d) below, the “Second Initial Exchanged Common Shares” and together with the First Initial Exchanged Common Shares, the “Initial Exchanged Common Shares” and the Second Initial Exchanged Common Shares together with all Second True Up Common Shares (as defined below), the “Second Exchanged Common Shares”). The First Exchanged Common Shares and the Second Exchanged Common Shares collectively are referred to herein as the “Exchanged Common Shares”.

C. The exchange of any of the Notes of the Investor for the Exchanged Common Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

D. Concurrently herewith certain of the Original Investors (the “Other Investors”) are also entering into agreements (the “Other Agreements”) identical to this Agreement (other than proportional changes (the “Proportionate Changes”) in the numbers reflecting the different principal amount of the Investor’s Notes being exchanged pursuant thereto) with the Company and surrendering such aggregate principal of its Notes (which aggregate principal amount, together with the Initial Exchanged Note Amount, assuming both Closings (as defined below) occur, equals $10,000,000 in aggregate principal amount of the Notes) for shares of Common Stock.

E. The Exchanged Common Shares collectively are referred to herein as the "Securities”.

F. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	EXCHANGE OF PORTION OF NOTES AND ISSUANCE OF EXCHANGED COMMON SHARES.

(a) Exchange.

(i) First Exchange. Subject to satisfaction (or waiver) of the conditions set forth in Sections 4(a) and 5(a) below, at the First Closing, the principal amount of the Investor’s Notes shall be reduced by the First Initial Exchanged Note Amount of its Notes and the Company shall (i) issue and deliver to the Investor such number of First Initial Exchanged Common Shares as is set forth opposite the Investor’s name in column (4) of the Schedule of Investors attached hereto by causing The Depository Trust Company (“DTC”) to credit the applicable First Initial Exchanged Common Shares to the account of [ ], broker to the Investor (the “Investor Broker”), through the facilities of DTC and (ii) deliver to the Investor cash representing all accrued but unpaid interest in respect of the First Initial Exchanged Note Amount of the Investor’s Notes by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to Closing, the amount of such interest is as set forth opposite the Investor’s name in column (5) of the Schedule of Investors attached hereto (the “First Cash Interest Amount”).

(ii) Second Exchange. Subject to satisfaction (or waiver) of the conditions set forth in Sections 4(b) and 5(b) below, at the Second Closing, the principal amount of the Investor’s Notes shall be reduced by the Second Initial Exchanged Note Amount of its Notes and the Company shall (i) issue and deliver to the Investor the number of Second Initial Exchanged Common Shares by causing DTC to credit the Second Initial Exchanged Common Shares to the account of the Investor Broker, through the facilities of DTC and (ii) deliver to the Investor cash representing all accrued but unpaid interest in respect of the Second Initial Exchanged Note Amount of the Investor’s Notes by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to the Second Closing (the “Second Cash Interest Amount” and together with the First Cash Interest Amount, the “Cash Interest Amount”).

(b) First Closing Date. The date and time of the closing of the First Exchange (the “First Closing”) shall be 10:00 a.m., New York Time, on April   , 2009 (the “First Closing Date”), subject to notification of satisfaction (or waiver) of the conditions to the First Closing set forth in Sections 4(a) and 5(a) below (or such earlier or later date and time as is mutually agreed to by the Company and the Investor). The First Closing shall occur on the First Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Second Closing Date. The date and time of the closing of the Second Exchange (the “Second Closing” and together with the First Closing, each a “Closing”) shall be 10:00 a.m., New York Time, on the fifth (5th) Trading Day immediately following the First Final True Up Date (the “Second Closing Date” and together with the First Closing Date, each a “Closing Date”), subject to notification of satisfaction (or waiver) of the conditions to the Second Closing set forth in Sections 4(b) and 5(b) below (or such earlier or later date and time as is mutually agreed to by the Company and the Investor). The Second Closing shall occur on the Second Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(d) Undersubscription Amounts. If one or more of the Other Investors does not consummate its exchange of the maximum amount of its Notes that can be exchanged (which shall be in proportion to the amount exchangeable by the Investor) at any Closing (the amount of any such shortfall, the “Undersubscription Amount”), then the Investor, if it has not failed to consummate its exchange, shall have the option, by delivering written notice to the Company no later than two (2) Trading Days after each Closing Date, to increase its applicable Initial Exchanged Note Amount by that portion of the Undersubscription Amount as the applicable Initial Exchanged Note Amount bears to the total of the maximum amount of Notes that can be exchanged by all Investors taken together at such Closing. If one or more Other Investors does not elect to increase its applicable Initial Exchange Note Amount by the full amount of its proportionate Undersubscription Amount, the Investor and each Other Investor that did elect to exchange the full amount of its proportionate Undersubscription Amount shall have the opportunity to further increase its proportionate Undersubscription Amount by delivering written notice to the Company within one (1) Business Day of being so informed by the Company (which information the Company is required to provide promptly). Such process shall be repeated until all Investors shall have had an opportunity to subscribe for any remaining Undersubscription Amount. Any increase in an Initial Exchanged Note Amount of the Investor shall also result in a proportional increase in the number of Initial Exchanged Common Shares. Each closing with respect to any Undersubscription Amount shall occur five (5) Trading Days after the applicable Closing in accordance with the procedures contemplated hereby with respect to the applicable Closing, but for purposes of the Section 2(m) hereof, such closing with respect to the Undersubscription Amount shall be deemed to have occurred on applicable Closing Date.

2.	REPRESENTATIONS; WARRANTIES AND COVENANTS

(a) Investor Representations. (i) The Investor hereby represents and warrants to the Company as to the Exchanged Common Shares, as set forth in Section 2(h)-(i) of the Securities Purchase Agreement as if (A) such representations and warranties were made as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and set forth in their entirety in this Agreement and (B) such representations and warranties with respect to the transactions thereunder and the securities issued thereby shall be deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, and in addition, with respect thereto, all references to “this Agreement” shall be deemed for purposes of this Agreement to be references to this Agreement.

(ii) The Investor hereby represents and warrants to the Company that (A) such Investor has good and valid title to the Notes representing the Initial Exchanged Note Amount shown on the Schedule of Investors, free and clear of all Liens (as defined in the Note) and (B) that the Investor has held the Notes since the Closing Date (as defined in the Securities Purchase Agreement). The delivery to the Company of the Initial Exchanged Note Amount of the Notes in accordance with the terms of this Agreement will transfer to the Company ownership of such portion of the Notes free and clear of all Liens.

(b) Company Representations. The Company represents and warrants to the Investor as set forth in Section 3 of the Securities Purchase Agreement (other than with respect to clauses (i) and (ee) of Section 3, which shall not be deemed to be representations and warranties under this Agreement) as if such representations and warranties were made as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date, and except as set forth in a Disclosure Schedule attached hereto) and set forth in their entirety in this Agreement; provided, however, that (i) with respect to Section 3(l) of the Securities Purchase Agreement, the references to “December 31, 2007” shall be deemed for purposes of this Agreement to be references to “December 31, 2008” and (ii) in Section 3(ii) of the Securities Purchase Agreement, the words “of the Securities Purchase Agreement and Section 2(l) of this Agreement” shall be deemed for purposes of this Agreement to have been inserted immediately following the words “Except as set forth in Section 2(k)”. The representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, and in addition (i) all references to “this Agreement” shall be deemed references to this Agreement; (ii) all references therein to “Closing Date” shall be deemed references to each Closing Date as defined in Section 1(c) above, (iii) all references to the issuance of “Notes” shall be deemed references to the issuances of the Exchanged Common Shares, (iv) all references to the “Conversion Shares” shall be deemed references to the Exchanged Common Shares, (v) all references to “The American Stock Exchange” shall be deemed references to “the NYSE Amex”, (vi) all references to “the date hereof” shall be deemed references to the date of this Agreement; (vii) all references to “Transaction Documents” shall be deemed references to this Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder, (viii) all reference to the “Securities” shall be deemed references to the Securities as defined in this Agreement, (ix) with respect to Section 3(nn), the representation shall only apply from and after April 3, 2009, (x) with respect to Section 3(a), the definition of Subsidiaries shall exclude Beacon Energy Holdings, Inc. and its subsidiaries, and (xi) all references to Placement Agent and Registration Rights Agreement in any such representations and warranties shall be deemed deleted.

(c) No Event of Default. The Company represents and warrants to the Investor that after giving effect to the terms of this Agreement and the Other Agreements, no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof.

(d) No Additional Agreements. The Company represents and warrants to the Investor that, except for the Other Agreements, the terms of which (other than the Proportionate Changes) are identical to the terms of this Agreement, the Company does not have any agreement or understanding with any Person with respect to any amendment, exchange, settlement or waiver relating to the terms of, the conditions and transactions contemplated by or the securities issued under the Transaction Documents (as defined in the Securities Purchase Agreement) or the Transaction Documents (as defined herein).

(e) [Intentially Omitted]

(f) Holding Period. Subject to the accuracy of the representation and warranty of the Investor set forth in Section 2(j), for the purposes of Rule 144(d), the Company acknowledges that the holding period of the Exchanged Common Shares may be tacked onto the holding period of the Notes and the Company agrees not to take a position contrary to this Section 2(f). Subject to the accuracy of the representation and warranty of the Investor set forth in Section 2(j), the Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any reasonably necessary legal opinions, necessary to issue Exchanged Common Shares that are freely tradable on an Eligible Market without restriction and not containing any restrictive legend without the need for any action by the Investor.

(g) Listing. The Company shall promptly secure the listing of all of (i) the Exchanged Common Shares and (ii) any capital stock of the Company issued or issuable with respect to the Exchanged Common Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Listed Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market or an Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2(g).

(h) Reporting Status. Until the earlier of (i) the date on which the Investor has sold all the Exchanged Common Shares and (ii) the date on which the Investors may sell all of the Exchanged Common Shares without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(i) No Integration Actions. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy in respect of any security (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Investor or require equityholder approval under the rules and regulations of the Principal Market and the Company will take all action that is reasonably appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.

(j) Beneficial Ownership. The Investor hereby represents and warrants to the Company that it, together with its affiliates, (i) immediately after giving effect to each Exchange, the issuance of the applicable Exchanged Common Shares and, to the extent True Up Common Shares are required to be delivered to the Investor pursuant to Section 2(m) hereof, the issuance of such True Up Common Shares, will not beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding, and (ii) has not and will not have beneficially owned in excess of 9.99% of the number of shares of Common Stock outstanding at any time during the ninety (90) day period ending on (x) the date of hereof, (y) the date of any Exchange and (z) to the extent True Up Common Shares are required to be delivered to the Investor pursuant to Section 2(m) hereof, the scheduled delivery date of such True Up Common Shares. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.

(k) Excluded Securities. The Investor hereby acknowledges and agrees that the issuance of the Initial Exchanged Common Shares pursuant to each Exchange and the issuance of any other Securities contemplated by this Agreement, including True Up Common Shares, shall be deemed to be “Excluded Securities” (i) as referenced in Section 4(p) of the Securities Purchase Agreement and (ii) as defined in the Notes.

(l) Limitations on Trading. The Investor hereby covenants and agrees that from the date hereof until the earliest of (A) 4:00 p.m. on the twenty-fifth (25th) Trading Day immediately following the Second Closing Date, (B) the termination of this Agreement and (C) the failure of the Second Closing to occur on or prior to the thirty-first (31st) Trading Day immediately following the First Closing Date, the Investor shall not, on any Trading Day, sell shares of Common Stock on the Company’s principal market that constitute more than 15% of the daily trading volume of the Common Stock on such Trading Day, as reported on Bloomberg.

(m) True Up. (i) On the eleventh (11th) Trading Day immediately following the First Closing Date (the “First Initial True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “First Initial True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the First Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date, less (B) the number of First Initial Exchanged Common Shares previously delivered to the Investor.

(ii) On the twenty-sixth (26th) Trading Day immediately following the First Closing Date (the “First Final True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “First Final True Up Common Shares” and together with the First Initial True Up Common Shares, the “First True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the First Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date, less (B) the sum of the number of (1) First Initial Exchanged Common Shares, and (2) First Initial True Up Common Shares, if any, previously delivered to the Investor.

(iii) On the eleventh (11th) Trading Day immediately following the Second Closing Date (the “Second Initial True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “Second Initial True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the Second Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date, less (B) the number of Second Initial Exchanged Common Shares previously delivered to the Investor.

(iv) On the twenty-sixth (26th) Trading Day immediately following the Second Closing Date (the “Second Final True Up Date” and together with the First Final True Up Date, each a “Final True Up Date”), the Company shall deliver to the Investor, provided the formula set forth below yields a number greater than zero, by causing DTC to credit the applicable shares of Common Stock to the account of the Investor Broker through the facilities of DTC, an additional number of shares of Common Stock (the “Second Final True Up Common Shares” and together with the Second Initial True Up Common Shares, the “Second True Up Common Shares” and the Second True Up Common Shares together with the First True Up Common Shares, the “True Up Common Shares”) equal to (A) the quotient calculated by dividing (1) 58% of the Second Initial Exchanged Note Amount by (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date, less (B) the sum of the number of (1) Second Initial Exchanged Common Shares and (2) Second Initial True Up Common Shares, if any, previously delivered to the Investor.

(v) Notwithstanding the foregoing, the Company shall not effect the delivery of any True Up Common Shares, and the Investor shall not have the right to receive any True Up Common Shares, to the extent that after giving effect to such delivery, the Investor (together with the Investor’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such delivery. In such event, such excess shares of Common Stock shall be forfeited by the Investor and the Company shall have no obligation to issue such excess number of True Up Common Shares. For purposes of the foregoing sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of this Section, in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Investor, the Company shall within one (1) Business Day confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Investor since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(vi) Notwithstanding the foregoing, the Company shall not be obligated to issue any True Up Common Shares if the issuance of such True Up Common Shares, when added together with the any Exchanged Common Shares issued to all Investors, would exceed the aggregate number of shares of Common Stock which the Company may issue hereunder without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the Stockholder Approval (as defined below) or a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Investor and the Principal Market (or such other Eligible Market on which the Common Stock may then be listed). Until such Stockholder Approval or written opinion is obtained, neither the Investor nor any Other Investor shall be issued in the aggregate, a number of Initial Exchanged Common Shares and True Up Common Shares in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of the Notes being exchanged by the Investor on the applicable Closing Date and the denominator of which is the aggregate principal amount of all Notes being exchanged by all Investors on such Closing Date. If the Company obtains such Stockholder Approval or such written opinion at any time after the applicable Final True Up Date, the Company shall deliver True Up Common Shares that weren’t delivered because of the Exchange Cap to the Investor no later than three (3) Trading Days immediately following the date of such Stockholder Approval or the date of such written opinion, as applicable.

(vii) If the aggregate number of First Exchanged Common Shares issued to the Investor pursuant to the terms of this Agreement exceeds the number of shares of Common Stock determined by dividing (A) 60% of the First Initial Exchanged Note Amount by (B) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date (such excess number of shares, the “First Extra True Up Common Shares”), then (x) immediately after the delivery of the First Final True-Up Common Shares, the outstanding principal amount of the Investor’s Notes shall be reduced by an amount (the “First Extra True-Up Amount”) equal to the product of (1) the number of First Extra True Up Common Shares and (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the First Closing Date and (y) on the third Trading Day after the First Final True Up Date, the Company shall deliver to the Investor cash representing all accrued but unpaid interest in respect of the First Extra True-Up Amount of the Notes by wire transfer of immediately available funds in accordance with wire instructions previously delivered to the Company.

(viii) If the aggregate number of Second Exchanged Common Shares issued to the Investor pursuant to the terms of this Agreement exceeds the number of shares of Common Stock determined by dividing (A) 60% of the Second Initial Exchanged Note Amount by (B) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date (such excess number of             shares, the “Second Extra True Up Common Shares”, and together with the First Extra True Up Common Shares, the “Extra True Up Common Shares”), then (x) immediately after the delivery of the Second Final True-Up Common Shares, the outstanding principal amount of the Investor’s Notes shall be reduced by an amount (the “Second Extra True-Up Amount” and together with the First Extra True Up Amount, the “Extra True Up Amount”) equal to the product of (1) the number of Second Extra True Up Common Shares and (2) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the twenty-five (25) consecutive Trading Days beginning on, and including, the Trading Day immediately following the Second Closing Date and (y) on the third Trading Day after the Second Final True Up Date, the Company shall deliver to the Investor cash representing all accrued but unpaid interest in respect of the Second Extra True-Up Amount of the Notes by wire transfer of immediately available funds in accordance with wire instructions previously delivered to the Company.

(n) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(o) Annual and Quarterly Reports. The Company is not required to file an annual report on Form 10-K prior to March 16, 2010 and is not required to file a quarterly report on Form 10-Q prior to May 11, 2009.

(p) Stockholder Approval. The Company shall provide each stockholder entitled to vote at the next annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called and held no later than July 31, 2009 (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the proposal (the "Proposal”) providing for the issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”) and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Proposal and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Proposal. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional special meeting of stockholders to be held each calendar quarter thereafter until Stockholder Approval is obtained; provided, that the Company shall not be required to cause more than two additional special meetings of stockholders to be held pursuant to this provision. In the event (i) the Stockholder Approval is not obtained at the Stockholder Meeting or at either of the two additional special meetings and (ii) this Section 2(p) has not been breached, directly or indirectly, by the Board of Directors of the Company acting in bad faith, the Company or any other agent or employee of the Company, the Company shall have (x) no further obligation to issue any shares of Common Stock in excess of the Exchange Cap, (y) no obligation to call any additional special meetings to obtain the Stockholder Approval and (z) no liability to the Investor for failing to obtain such Stockholder Approval.

(q) Additional Disclosure Schedules. The parties hereby agree that no later than two (2) Business Days prior to the Second Closing Date the Company may deliver to the Investor an updated Disclosure Schedule (the “Additional Disclosure Schedule”) to the representations and warranties of the Company set forth in this Agreement, which (i) shall solely apply to the Second Closing in accordance with Section 5(b)(v) below, (ii) shall be in form (without regard to the substance of the disclosures contained therein) reasonably satisfactory to the Investor and (iii) shall not contain any disclosure of any events or occurrences that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

3.	FEES AND EXPENSES

Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.	CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

(a) First Closing. The obligations of the Company to the Investor hereunder at the First Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed this Agreement and delivered the same to the Company.

(ii) The representations and warranties of the Investor in Section 2 hereof shall be true and correct as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(iii) Each party to the Securities Purchase Agreement and each holder of Notes shall have made an acknowledgement and agreement substantially similar to the acknowledgement and agreement made by the Investor in Section 2(k) hereto.

(b) Second Closing. The obligations of the Company to the Investor hereunder at the Second Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The representations and warranties of the Investor in Section 2(a)(ii) and Section 2(j) hereof shall be true and correct as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(ii) No default or event of default under any of the Company’s credit facilities shall exist nor shall the transactions contemplated hereby cause such a default or event of default to occur.

(iii) Each of (i) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) Trading Days immediately preceding the Second Closing Date and (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the Second Closing Date, shall have been at or above $1.50.

5.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS HEREUNDER.

(a) First Closing. The obligations of the Investor hereunder at the First Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered this Agreement to the Investor.

(ii) The First Initial Exchanged Common Shares shall have been deposited to the balance account of the Investor Broker at the Depository Trust Company in accordance with the instructions delivered by the Investor to the Company on or prior to the First Closing Date.

(iii) The Company shall have delivered to the Investor the First Cash Interest Amount by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to the First Closing.

(iv) The Investor shall have received the opinions of (i) the Company’s General Counsel and (ii) Lowenstein Sandler PC, the Company’s outside counsel, each dated as of the First Closing Date, in substantially the form of Exhibit A-1 and Exhibit A-2 attached hereto.

(v) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the First Closing Date, as to (i) the resolutions consistent with Section 3(b) of the Securities Purchase Agreement, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the First Closing, in the form attached hereto as Exhibit B.

(vi) The representations and warranties of the Company set forth herein shall be true and correct in all respects as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the First Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the First Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(vii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(viii) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the First Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor, except as set forth in the Company’s filings with the SEC, shall suspension by the SEC or the Principal Market have been threatened, as of the First Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(ix) Each party to the Securities Purchase Agreement and each holder of Notes shall have made an acknowledgement and agreement substantially similar to the acknowledgement and agreement made by the Investor in Section 2(k) hereto.

(x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b) Second Closing. The obligations of the Investor hereunder at the Second Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Second Initial Exchanged Common Shares shall have been deposited to the balance account of the Investor Broker at the Depository Trust Company in accordance with the instructions delivered by the Investor to the Company on or prior to the Second Closing Date.

(ii) The Company shall have delivered to the Investor the Second Cash Interest Amount by wire transfer of immediately available funds in accordance with wire instructions delivered to the Company prior to the Second Closing.

(iii) The Investor shall have received the opinions of (i) the Company’s General Counsel and (ii) Lowenstein Sandler PC, the Company’s outside counsel, each dated as of the Second Closing Date, in substantially the form of Exhibit A-1 and Exhibit A-2 attached hereto.

(iv) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the Second Closing Date, as to (i) the resolutions consistent with Section 3(b) of the Securities Purchase Agreement, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Second Closing, in the form attached hereto as Exhibit B.

(v) The representations and warranties of the Company set forth herein (except as set forth in the Disclosure Schedule delivered to the Investor in connection with the First Closing or any Additional Disclosure Schedule delivered to the Investor pursuant to Section 3(q) above) shall be true and correct in all respects as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Second Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(vi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby.

(vii) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Second Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor, except as set forth in the Company’s filings with the SEC, shall suspension by the SEC or the Principal Market have been threatened, as of the Second Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(viii) No default or event of default under any of the Company’s credit facilities shall exist nor shall the transactions contemplated hereby shall cause such a default or event of default to occur.

(ix) Each of (i) the arithmetic average of the Weighted Average Prices (as defined in the Notes) of the Common Stock on each of the ten (10) Trading Days immediately preceding the Second Closing Date and (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the Second Closing Date, shall have been at or above $1.50

(x) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

6.	MISCELLANEOUS.

(a) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the execution of this Agreement (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the material Transaction Documents that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the Other Agreements) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing with the SEC without the express written consent of the Investor. Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

(b) Blue Sky. If required, the Company, on or before each Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to such Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each such Closing Date.

(c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Closing Sets. As soon as is reasonably practicable after each Closing Date, the Company agrees to deliver, or cause to be delivered, to the Investor and Schulte Roth & Zabel LLP executed copies of this Agreement and any other document required to be delivered to any party pursuant to Section 6 hereof or pursuant to any Other Agreement.

(e) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(f) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(g) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(l) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Metalico, Inc. 186 North Avenue East Cranford, NJ 07016 Telephone: Facsimile: Attention:	(908) 497-9610 (908) 497-1097 Arnold S. Graber Executive Vice President and General Counsel

with a copy (for informational purposes only) to:
Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 Telephone: Facsimile: Attention:	(973) 597-2476 (973) 597-2477 Steven M. Skolnick, Esq.

If to the Investor, to its address and facsimile number set forth on the Schedule of Investors, with copies to the Investor’s representatives as set forth on the Schedule of Investors with a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Telephone: Facsimile: Attention:	(212) 756-2000 (212) 593-5955 Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(m) Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Survival. The representations and warranties of the Company and the Investor contained in Section 2 and the agreements and covenants set forth in Sections 2 and 6 shall survive each Closing and delivery and conversion of the Securities, as applicable.

(o) Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 6(o) shall be the same as those set forth in Section 6 of the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

(p) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(q) Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement or any other Transaction Document are several and not joint with the obligations of any other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in this Agreement or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and the other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement and any other Transaction Document. The Company and the Investor confirms that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:
METALICO, INC. By:

Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

INVESTOR:
[ ] By:

Name:
Title:

SCHEDULE OF INVESTORS

(1)	(2)	(3)	(4)		(5)	(6)
			Aggregate

Investor	Address and ================ Facsimile Number	Initial Exchanged ==================== Note ==================== Amount To Be Exchanged At Each Closing	Number of ==================== First Initial Exchanged ==================== Common ==================== Shares	First Cash ========== Interest ========== Amount		Legal Representative’s Address and Facsimile Number

TOTAL		$5,000,000		$